Ian Burford
                               1123 Arboretum Way
                                Canton, MA 02021

Nominet UK
Sandford Gate
Sandy Lane West
Oxford
OX4 6LB

Date    December 31,    2001


Dear Sirs

Domain Name:  starbuyer.co.uk ("the Domain Name")
              -----------------------------------

I hereby agree to the transfer of the Domain Name to AJJP Limited. I undertake promptly upon request to execute and deliver to you a transfer form in respect of the Domain Name.

Yours faithfully,


Ian Burford

Enc: